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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report  (Date of earliest event reported) January 13, 2005

IDAHO GENERAL MINES, INC.

(Exact name of registrant as specified in its charter)

Idaho	000-50539	91-0232000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 N. Post St., Suite 610 Spokane, WA 99201	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 838-1213

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

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Item 4.01  Changes In Registrant’s Certifying Accountant.

IDAHO GENERAL MINES, INC.

Effective January 13, 2004 Idaho General Mines, Inc. engaged the accounting firm of Williams and Webster, P. S. as its new independent public accountants for its audit engagement starting with the 2004 annual audit, which will be completed in the first quarter of 2005.  In addition on, January 13, 2005 by mutual consent the Company terminated its audit relationship with Decoria, Maichel and Teague P. S.  to be better able to meet its anticipated rapid and long term growth needs.

In connection with the audit for the fiscal year ended December 31, 2003 and the subsequent interim period from January 1, 2004 to January 13, 2005 there were no disagreements between the company and its auditors.  There were no “reportable events” as that term is described in Item 304(a) (l) (v) of regulation

S-K.

The company has not consulted with Williams and Webster, P. S. during the last fiscal year ended December 31, 2003 or during the subsequent interim period January 1, 2004 through and including January 13, 2005 on either the application  of accounting principles to a specified transaction, either completed or proposed any type of audit opinion that might be rendered on the Company’s consolidated financial statements.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

16.1

Resignation letter of DeCoria, Maichel & Teague.

16.2

Letter from the former independent accountant in connection with the disclosure under Item 4 of this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Idaho General Mines, Inc.

(Registrant)

/S/ Robert L. Russell

By:_________________________________

Robert L. Russell, President

Date:     January 17, 2005